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Media/Investors contact:
Jonathan Fassberg
The Trout Group
(212) 477-9007 x16

    CYTOGEN TO RAISE $13.3 MILLION THROUGH SALE OF COMMON STOCK AND WARRANTS

PRINCETON, NEW JERSEY - DECEMBER 13, 2005 - Cytogen Corporation (NASDAQ:CYTO), a product-driven biopharmaceutical company, announced today that it has entered into definitive purchase agreements with certain institutional investors for the sale of 3,729,556 shares of its common stock and 932,389 warrants to purchase shares of its common stock at a unit price of $3.56 per unit through a registered direct offering. The warrants have a five-year term and an exercise price of $4.25 per share. The transaction is expected to provide gross proceeds of approximately $13.3 million to Cytogen before deducting costs associated with the offering, and will be used primarily for general corporate purposes, including the selling, marketing and clinical development of Cytogen's products and product candidates. The parties expect to close the transaction as soon as possible.

The shares of common stock and the shares of common stock underlying the warrants offered by Cytogen in this transaction will be registered upon issuance under the Company's existing shelf registration statement on Form S-3, which was declared effective by the Securities and Exchange Commission on November 14, 2004. Rodman & Renshaw acted as placement agent in this transaction.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

ABOUT CYTOGEN CORPORATION

Founded in 1980, Cytogen Corporation of Princeton, NJ is a biopharmaceutical company that acquires, develops and commercializes innovative molecules targeting the sites and stages of cancer progression. Cytogen's marketed products include QUADRAMET(R) (samarium Sm-153 lexidronam injection) and PROSTASCINT(R) (capromab pendetide) kit for the preparation of Indium In-111 capromab pendetide in the United States. Cytogen also has exclusive United States marketing rights to COMBIDEX(R) (ferumoxtran-10) for all applications, and the exclusive right to market and sell ferumoxytol (previously Code 7228) for oncology applications in the United States. Cytogen's development pipeline consists of therapeutics targeting prostate- specific membrane antigen (PSMA), a protein highly expressed on the surface of prostate cancer cells and the neovasculature of solid tumors. Full prescribing information for the Company's products is available at www.cytogen.com or by calling 800-833-3533. For more information, please visit the Company's website at www.cytogen.com, which is not part of this press release.


This press release contains certain "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release regarding, among other things, our use of proceeds from this registered direct offering, are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and investors are cautioned not to put any undue reliance on any forward-looking statement. There are a number of important factors that could cause Cytogen's results to differ materially from those indicated by such forward-looking statements. In particular, Cytogen's business is subject to a number of significant risks, which include, but are not limited to: the risk that the closing conditions will not be met; the risk of obtaining the necessary regulatory approvals; the risk of whether products result from development activities; the risk of shifts in the regulatory environment affecting sales of Cytogen's products such as third-party payor reimbursement issues; the risk associated with Cytogen's


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dependence on its partners for development of certain projects, as well as other factors expressed from time to time in Cytogen's periodic filings with the Securities and Exchange Commission (the "SEC"). As a result, this press release should be read in conjunction with Cytogen's periodic filings with the SEC. The forward-looking statements contained herein are made only as of the date of this press release, and Cytogen undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

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